UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Item 1.01. Entry into a Material Definitive Agreement.

The information regarding the Offering and the Agreement (each, as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01. Other Events

On August 8, 2022, Applied DNA Sciences, Inc. (the “Company”) completed a best efforts public offering (the “Offering”) with respect to the issuance and sale of: (i) 2,820,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) 3,000,000 Series A Common Stock purchase warrants to purchase 3,000,000 shares of Common Stock (the “Series A Warrants”) and 3,000,000 Series B Common Stock purchase warrants to purchase 3,000,000 shares of Common Stock (the “Series B Warrants and, together with the Series A Warrants, the “Series Warrants”), each to purchase in the ratio of one to one per Share of Common Stock; (iii) 180,000 pre-funded Common Stock purchase warrants (the “Prefunded Warrants” and, together with the Series Warrants, the “Warrants”) to purchase 180,000 shares of Common Stock; and (iv) the shares of Common Stock issuable from time to time upon exercise of the Prefunded Warrants and the Series Warrants (the “Warrant Shares”, and together with the Prefunded Warrants, the Series Warrants and the Shares, the “Securities”), pursuant to the terms described in the final prospectus and the terms of the Securities Purchase Agreement, dated August 4, 2022 (the “Agreement”) with certain institutional investors (the “Purchasers”) identified on the signature pages thereto. The Securities sold in the Offering consisted of: 2,820,000 Shares of Common Stock, together with 180,000 Prefunded Warrants, 3,000,000 Series A Warrants and 3,000,000 Series B Warrants, of which 695,000 Shares of Common Stock, 180,000 Prefunded Warrants, 875,000 Series A Warrants and 875,000 Series B Warrants were sold pursuant to the Agreement.

The Series Warrants have an exercise price of $4.00 per share of Common Stock. The Series A Warrants are exercisable upon issuance and will expire five years from the date of issuance. The Series B Warrants are exercisable upon issuance and will expire thirteen months from the date of issuance. The exercise price of the Series Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Series Warrants.

Subject to certain ownership limitations described in the Prefunded Warrants, the Prefunded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of Common Stock any time until all of the Prefunded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Series Warrants or the Prefunded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series Warrants or the Prefunded Warrants, respectively. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series Warrants or the Prefunded Warrants, respectively, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”), as the exclusive placement in connection with the Offering, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Offering and reimbursement of certain expenses and legal fees.

In connection with the Offering, as noted above, the Company entered into the Agreement with certain institutional investors on August 4, 2022. The Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The shares of Common Stock, the Series Warrants and the Prefunded Warrants described above and the underlying shares of Common Stock were offered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-266223), which was declared effective by the Securities and Exchange Commission on August 4, 2022 and an additional registration statement on Form S-1MEF filed pursuant to Rule 462(b) (File No. 333-266512), which was filed on August 4, 2022 and became effective upon filing.

The Company received net proceeds of approximately $11.1 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering to further the development of its manufacture of DNA for use in nucleic acid-based therapeutics and detection of DNA in molecular diagnostics testing services, as well as general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement its business.

The summaries of the Offering in this Current Report on Form 8-K and the terms of the Agreement, Series A Warrants, Series B Warrants and Prefunded Warrants are subject to, and qualified in their entirety by such documents attached herewith as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

On August 4, 2022, the Company issued a press release announcing the pricing of the Offering. On August 8, 2022, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus forming a part of the effective registration statement.

This report contains forward-looking statements. The statements made by Applied DNA in this report may be "forward-looking" in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe the Company’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of the Company. Forward-looking statements include statements relating to the offering, including the intended use of net proceeds therefrom and the potential exercise of the warrants. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, limited market acceptance, the possibility that Company’s testing services could become obsolete or have their utility diminished and the unknown amount of revenues and profits that will results from Company’s testing services. Further, the uncertainties inherent in research and development, future data and analysis, including whether any of Company’s current or future diagnostic candidates will advance further in the research and/or validation process or receiving authorization, clearance or approval from the U.S. Food and Drug Administration (the “FDA”), equivalent foreign regulatory agencies and/or the New York State Department of Health (“NYSDOH”), and whether and when, if at all, they will receive final authorization, clearance or approval from the FDA, equivalent foreign regulatory agencies and/or NYSDOH, the unknown outcome of any applications or requests to FDA, equivalent foreign regulatory agencies and/or the NYSDOH, disruptions in the supply of raw materials and supplies, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology approved for therapeutic use, and various other factors detailed from time to time in Company’s SEC reports and filings, including its Annual Report on Form 10-K filed on December 9, 2021, as amended, its Quarterly Report on Form 10-Qs filed on February 10, 2022 and May 12, 2022, and other reports the Company files with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Series A Warrant.
4.2	Form of Series B Warrant.
4.3	Form of Prefunded Warrant.
10.1	Form of Securities Purchase Agreement, dated August 4, 2022, by and between Applied DNA Sciences, Inc. and certain purchasers.
99.1	Press Release, dated August 4, 2022, announcing pricing of the Offering.
99.2	Press Release, dated August 8, 2022, announcing closing of the Offering.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2022	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward